Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-126199 and 333-281830), Form S-4 (No. 333-50842) and Form S-8 (Nos. 333-163188, 333-163189, 333-170660, 333-192353, 333-201216, 333-228424 and 333-283683) of Sysco Corporation and in the Registration Statement on Form S-4 (No. 333-297217) of Sysco Holdings Corporation, of our report dated April 30, 2026 relating to the financial statements of JRD Unico, Inc. and Affiliates, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

New York, New York

September 14, 2026